Exhibit 5

Jenkens & Gilchrist A PROFESSIONAL CORPORATION 1445 ROSS AVENUE SUITE 3700 DALLAS, TEXAS 75202 (214) 855-4500 FACSIMILE (214) 855-4300 www.jenkens.com

AUSTIN, TEXAS
(512) 499-3800

CHICAGO, ILLINOIS
(312) 425-3900

HOUSTON, TEXAS
(713) 951-3300

LOS ANGELES, CALIFORNIA
(310) 820-8800

PASADENA, CALIFORNIA
(626) 578-7400

SAN ANTONIO, TEXAS
(210) 246-5000

WASHINGTON, D.C.
(202) 326-1500

December 5, 2005

Southside Bancshares, Inc.

P. O. Box 1079

South Beckham at East Lake

Tyler, Texas  75710-1079

Re:	Registration Statement on Form S-3 D
Southside Bancshares, Inc. Dividend Reinvestment Plan

Ladies and Gentlemen:

We have acted as counsel to Southside Bancshares Inc., a Texas corporation (the “Company”), in connection with the registration under the Securities Act of 1933, as amended (the “Act”), pursuant to the Company’s registration statement on Form S-3 D (the “Registration Statement”), of 400,000 shares of common stock, par value $1.25 per share (the “Shares”), to be issued under the Southside Bancshares, Inc. Dividend Reinvestment Plan (the “Plan”).

In this capacity, we have examined (1) the Registration Statement, which is to be filed with the Securities and Exchange Commission (the “Commission”) on the date hereof, (2) the articles of incorporation, as amended to date, of the Company, (3) the bylaws, as amended to date, of the Company, and (4) copies of resolutions of the Board of Directors of the Company authorizing the Registration Statement and the Plan.

In conducting our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or copies and the authenticity of the originals of such documents.  As to various questions of fact material to this opinion letter, and as to the content and form of the articles of incorporation, bylaws, minutes, records, resolutions and other documents or writings of the Company, this firm has relied, to the extent it deems reasonably appropriate, upon representations and certificates of officers or directors of the Company and upon documents, records and instruments furnished to this firm by the Company, without independent check or verification of their accuracy.

Based upon our examination mentioned above, we are of the opinion that the Shares have been duly authorized for issuance and, when issued and sold by the Company (in the manner described in the prospectus forming part of the Registration Statement and in accordance with the terms and conditions set forth in the Plan) and the payment therefore has been received by the Company, and when the Registration Statement has become effective under the Act, the Shares so issued will be validly issued, fully paid and nonassessable.

The opinions set forth herein are subject to the following assumptions, qualifications, limitations and exceptions:

A.            We are licensed to practice law only in the State of Texas and do not hold ourselves out to be experts on the laws of any jurisdiction other than the State of Texas.  Accordingly, the opinions expressed herein are specifically limited to the laws of the State of Texas and we express no opinion as to the laws of any jurisdiction other than the State of Texas.

B.            Our opinions set forth herein are subject to (i) the effect of any bankruptcy, insolvency, reorganization, moratorium, arrangement or similar laws affecting the enforcement of creditors’ rights generally (including, without limitation, the effect of statutory or other laws regarding fraudulent transfers or preferential transfers) and (ii) general principles of equity, regardless of whether a matter is considered in a proceeding in equity or at law, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance, injunctive relief or other equitable remedies.

We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the prospectus forming a part of the Registration Statement.  In giving such consent, we do not admit that we come within the category of persons whose consent is required by Section 7 of the Act or the rules and regulations of the Commission thereunder.  This opinion letter is rendered as of the date first written above, and we disclaim any obligation to advise you of facts, circumstances, events or developments, which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein.  Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company or the Shares.

Respectfully submitted,

/s/ Jenkens & Gilchrist, P.C.

JENKENS & GILCHRIST,
A Professional Corporation